Exhibit 3.147

BYLAWS

OF

RURAL/METRO OF KENTUCKY, INC.,

a Delaware corporation

Dated as of November 18, 1996

BYLAWS

OF

RURAL/METRO OF KENTUCKY, INC.

ARTICLE I

Offices

Section 1.01. Principal Office. The registered office of the Corporation shall be 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent is The Corporation Trust Company.

Section 1.02. Other Offices. The Corporation may also have offices at other places within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01. Place of Meetings. Meetings of stockholders shall be held at the place, within or without the State of Delaware, as shall be designated from time to time by the board of directors.

Section 2.02. Annual Meetings. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the first day of April of each calendar year, commencing in 1997, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m. at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors, by the president, or by stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

(b) At any time, upon written request to the secretary of the Corporation by any person or persons authorized to call a special meeting of stockholders, which written request shall state the purposes for the special meeting, the secretary of the Corporation shall set the place, date and time of the special meeting and shall deliver notice of the special meeting in accordance with section

2.04 hereof. If the secretary fails to set the place, date and time of the meeting or deliver the notice, the person calling the meeting may do so.

(c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.04. Notice and Purpose of Meetings; Waiver.

(a) Written notice stating the place, date and time of meetings of stockholders and, in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at the meeting at his or her address of record, at least ten (10) but not more than sixty (60) days prior to the date of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.

(b) No action taken at any meeting of stockholders shall be void because the action was not specified as a purpose of the meeting in the applicable notice of the meeting provided the meeting is not a special meeting and if, in the notice of the meeting, it is stated that the purpose of the meeting shall also be to consider all other matters which could properly be brought before the meeting.

(c) Whenever the language of a proposed resolution is included in a written notice of a meeting of stockholders, that resolution may be adopted at that meeting with any deletions, additions, modifications and amendments as are deemed appropriate by the vote of the requisite number of shares of the Corporation present at the meeting, either in person or by proxy; provided, however, that those deletions, additions, modifications and amendments will not materially alter or modify the original purpose of the resolution without further notice to stockholders not present in person or proxy.

Section 2.05. Voting List, Right to Examine. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of and number of voting shares registered in the name of each stockholder. The list shall be open for ten (10) days to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.06. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.07. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. If, however, the quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in section 2.06 hereof without notice other than announcement at the meeting if the adjournment is not for more than thirty (30) days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 2.08. Voting.

(a) When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock having a majority of the votes that could be cast by the holders of all shares of stock entitled to vote thereon that are present at such meeting, either in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these Bylaws a different vote is required, in which case the express provision shall govern and control the decision of the question.

(b) Subject to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of the capital stock having voting power held by the stockholder.

(c) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation.

(d) The vote on any matter, including the election of directors, need not be by written ballot.

Section 2.09. Judges of Election.

(a) Before any meeting of stockholders, the board of directors may appoint judges of election, who need not be stockholders, to act at that meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of the meeting shall appoint judges of election upon the demand of any stockholder or his or her proxy present at the meeting and before voting begins. The number of judges of election shall be either one (1) or, upon demand of a stockholder, three (3), as to be determined in the case of judges of election appointed by a vote of the majority of the shares of the voting common stock of the Corporation present and entitled to vote at the meeting, whether in person or by proxy. If there are three (3) judges of election, the decision, act or certification of a majority of those judges shall be effective in all respects as the decision, act or certification of all.

(b) No person who is a candidate for an office to which the election relates may act as a judge of election.

(c) In case any person appointed as a judge of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors before the meeting is convened, or by the chairman of the meeting during a meeting.

(d) If judges of election are appointed pursuant to this section 2.09, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, and the validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do those other acts as may be proper to conduct and tally the vote or election with fairness to all stockholders.

(e) On request of the chairman of the meeting or of any stockholder or his or her proxy, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate setting forth any fact found by them.

Section 2.10. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote, or less than all but not less than the holders of a majority of the stock entitled to vote upon the action if the meeting were held, shall consent in writing to the corporate action being taken, provided that the written consent shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE III

Board of Directors

Section 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all the powers of the Corporation and do all the lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.02. Number, Term of Office and Vacancies.

(a) The board of directors shall consist of not less than one (1) nor more than fifteen (15) members. The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders, except as provided in paragraph (b) of this section, and each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

(b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next annual election and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(c) Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by the removal may be filled by the stockholders at the time of the removal.

Section 3.03. Annual Organizational Meeting. The first meeting of each newly elected board of directors shall be held within thirty (30) days after the adjournment of the annual meeting of stockholders. No notice of the meeting shall need be given to the directors in order to legally constitute the meeting, provided a quorum shall be present and provided the organizational meeting is held generally at the time and at the place of the meeting of stockholders at which the board of directors were elected. In the event the meeting is not so held, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

Section 3.04. Regular and Special Meetings. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at the time and at the place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the president, and the president or the secretary shall call a special meeting upon request of two directors. If given personally, by telephone, facsimile or telegram, the notice shall be given at least the day prior to the meeting. Notice may be given by mail if it is mailed at least three (3) days before the meeting. The notice need not specify the business to be transacted. In the event of an emergency which in the judgment of the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at the meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

Section 3.05. Quorum; Interested Directors.

(a) At meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) No contract or transaction shall be void or voidable solely because the contract or transaction is between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest; nor shall any contract or transaction be void or voidable solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for the purpose, if:

(1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

(c) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 3.06. Committees.

(a) The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided by law and in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, which power shall not include the power and authority to (1) declare a dividend; (2) authorize the issuance of stock; (3) amend the Certificate of Incorporation; (4) adopt an agreement of merger or consolidation; (5) recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property or assets; (6) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (7) amend the Bylaws of the Corporation. The committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the board of directors.

(b) Unless the board of directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of the committee. At meetings of any committee, a majority of the members or alternate members of the committee shall constitute a quorum for the transaction of business and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

(c) The committees shall keep regular minutes of their proceedings.

Section 3.07. Action of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board of directors or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board of directors or committee.

Section 3.08. Attendance Via Telecommunications. The members of the board of directors or any committee thereof may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The participation shall constitute presence in person at the meeting for purposes of determining a quorum and for voting.

Section 3.09. Compensation. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE IV

Notice - Waivers - Meetings

Section 4.01. Notice, What Constitutes. Whenever written notice is required to be given to any person under the provisions of the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the State of Delaware, as amended from time to time (the “GCL”), it may be given to that person, either personally or by sending a copy thereof through the mail, or by telegraph, charges prepaid, or by facsimile to his or her address appearing on the books of the Corporation, or supplied by him or her in writing to the Corporation for the purpose of notice. Except as otherwise expressly set forth in the Certificate of Incorporation, these Bylaws, or the GCL, if the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto forty-eight (48) hours after it is deposited in the United States mail, postage prepaid, return receipt requested, or, if sent by telegraph, twenty-four (24) hours after it is deposited with a telegraph office for transmission to the person entitled thereto, or, if sent by facsimile, twelve (12) hours after it has been transmitted to the person, as the applicable case may be.

Section 4.02. Waiver of Notice.

(a) Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these Bylaws, or the GCL, as amended from time to time, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of the notice.

(b) Attendance of a person (in the case of a stockholder, either in person or by proxy) at any meeting shall constitute a waiver of notice of the meeting, except when a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

Officers

Section 5.01. Number, Qualifications and Resignation. The officers of the Corporation shall be chosen by the board of directors at its first meeting, and thereafter after each annual meeting of stockholders. The officers to be elected shall include a president, a vice president, a secretary and a treasurer. The board of directors may also choose a chief executive officer and one or more vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or stockholders of the Corporation. The board of directors may elect from among the members of the board of directors a chairman of the board of directors and a vice-chairman of the board of directors who shall not be considered officers of the Corporation unless the board of directors specifically designates them as officers at the time of election, or at any time thereafter.

Section 5.02. Term of Office. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may elect any other officers and appoint any committees, employees or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the board of directors as may be required by the business of the Corporation.

The directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

Section 5.04. The President. The president shall preside at all meetings of stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated and authorized by the board of directors to some other officer or agent of the Corporation.

Section 5.05. The Vice President. The vice president or vice presidents, as the case may be, shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event, the duties and powers of the president shall descend to the vice presidents in the specified order of seniority.

Section 5.06. The Secretary. The secretary shall act under the direction of the president. Subject to the direction of the president the secretary shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform the other duties as may be prescribed by the president or the board of directors or as are incident to his or her office. The secretary shall keep in safe custody the seal of the Corporation, if one exists, and cause it to be affixed to any instrument requiring it.

Section 5.07. The Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

Section 5.08. The Treasurer. The treasurer shall act under the direction of the president. Subject to the direction of the president the treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the board of directors, taking proper vouchers for the disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer shall perform such other duties as may be prescribed by the president or the board of directors or as are incident to his or her office.

Section 5.09. The Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe.

Section 5.10. The Chairman of the Board of Directors. The chairman of the board of directors or in his or her absence, the president, shall preside at all meetings of the board of directors and shall perform all other duties as may from time to time be requested of him or her by the board of directors.

Section 5.11. The Chief Executive Officer. The board of directors may designate a chief executive officer who shall perform all other duties as from time to time may be requested of him or her by the board of directors. In the absence of the designation, the president shall serve as the chief executive officer.

ARTICLE VI

Certificates of Stock

Section 6.01. Issuance. The interest of each stockholder in the Corporation shall be evidenced by certificates for shares of stock. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and may bear the corporate seal, which may be a facsimile, engraved or imprinted; but where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be an officer because of death, resignation or otherwise as of the date of its issue.

Section 6.02. Subscriptions for Shares. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid at that time as shall be specified by the board of directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

Section 6.03. Transfers. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered owner thereof, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in section 6.07 hereof, and upon surrender of the certificate or certificates for the shares properly endorsed and with all taxes thereon paid.

Section 6.04. Share Certificate. Certificates for shares of the Corporation shall be in the form provided by statute and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary of the Corporation or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked “Cancelled,” with the date of cancellation noted thereon.

Section 6.05. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, the share or shares on the part of any other person. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the secretary of the Corporation, or to the Corporation’s transfer clerk or transfer agent, an entry of the transfer shall record that fact.

Section 6.06. Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to him or her, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of the loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in the form and in the sum, and with the surety or sureties, as the board of directors directs.

Section 6.07. Transfer Agent and Registrar. The board of directors may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

Section 6.08. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting and not more than sixty (60) days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Indemnification

Section 7.01. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a parry or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 7.02. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 7.03. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.04. Nonexclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.05. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.06. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

Amendments

Section 8.01. Amendments by Stockholders. The Bylaws may be amended by the stockholders at any annual or special meeting of stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 8.02. Amendments by Directors. The board of directors by a two-thirds (2/3) vote of the whole board of directors at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of the Bylaws that shall not be amended by the board of directors.

ARTICLE IX

Miscellaneous

Section 9.01. Reserves. There may be set aside out of any funds of the Corporation available for dividends the sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose or purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any reserve.

Section 9.02. Authorized Signer. All checks or demands for money and notes of the Corporation shall be signed by the officer or officers or the other person or persons as the board of directors may from time to time designate by resolution.

Section 9.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 9.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any other manner reproduced.

Section 9.05. Gender. Any reference to the masculine, feminine or neuter shall be intended to include all.

Section 9.06. Repeal and Amendment. These Bylaws may be altered or repealed, and new bylaws made, by the board of directors.

Section 9.07. Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these Bylaws shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of these Bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Certification

I hereby certify that the foregoing Bylaws were adopted by unanimous written consent of the board of directors of the Corporation.

/s/
Steven M. Lee, Secretary